EXHIBIT 10.1

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of November 5, 2021, by and between GRIDIRON BIONUTRIENTS, INC., a Nevada corporation (“Purchaser”), ST BIOSCIENCES, LTD., a company organized under the laws of England and Wales (“Seller”) and Jason Frankovich, an individual residing in the State of New York (“Frankovich”). Certain capitalized terms used but not otherwise defined in this Agreement are defined as set forth in Exhibit A.

WHEREAS, Seller is engaged in the Business and owns the Transferred Assets;

WHEREAS, Frankovich owns a majority of issued and outstanding ordinary shares of £0.001 each of Seller and will materially benefit from the transactions contemplated by this Agreement;

WHEREAS, Seller and Purchaser entered into that certain Asset Purchase Agreement dated as of October 27, 2021 (the “Original APA”) pursuant to which Purchaser agreed to purchase from Seller, and Seller agreed to sell to Purchaser, the Transferred Assets on the terms, and subject to the conditions, set forth therein; and

WHEREAS, Seller and Purchaser now wish to amend and restate the Original APA in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, agreement and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. SALE OF TRANSFERRED ASSETS; RELATED TRANSACTIONS.

1.1 Sale of Transferred Assets. At the Closing, Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Purchaser all of the Transferred Assets, with full title guarantee, free of any Encumbrances (except for the Permitted Encumbrance), on the terms and subject to the conditions set forth in this Agreement.

1.2 Purchase Price. As consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to Purchaser, on the date hereof, Purchaser shall issue to Seller 19,831,623 shares of common stock, par value $0.001 per share, of Purchaser (the “Shares”). The Shares will be issued to Seller pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), and will accordingly bear applicable restricted securities legends.

1.3 Assumption of Liabilities. Purchaser shall, and hereby does, assume and agree to pay, perform and discharge the Liabilities of Seller arising under the Assigned Contracts following the Closing, in each case in accordance with the stated written terms thereof (the “Assumed Liabilities”). Except for the Assumed Liabilities, Purchaser shall not assume any Liabilities of Seller (whether or not related to the Transferred Assets), and it is understood that Purchaser is expressly disclaiming any express or implied assumption of any Liabilities of Seller other than the Assumed Liabilities.

1.4 Closing. The closing of the sale of the Transferred Assets to Purchaser and the other Transactions (the “Closing”) shall take place immediately following the execution and delivery of this Agreement on the date hereof (the “Closing Date”). The following actions have been taken or will be taken simultaneously with the Closing:

1

(a) The board of directors of each of Purchaser and Seller shall have approved the execution, delivery and performance of this Agreement and the Transactions.

(b) The board of directors of Purchaser shall have taken all necessary corporate action (including the filing of the Schedule 14f-1 as contemplated by Section 6.3 and the expiration of the 10 day period required by Rule 14f-1 under the Exchange Act) to cause the following to occur as of the Closing: (i) the board of directors of Purchaser shall consist of Timothy Orr (“Orr”) and Jeff Kraws (“Kraws”) immediately following the Closing, (ii) immediately following the expiration of the 10 day period required by Rule 14f-1 under the Exchange Act, Frankovich will be appointed to the board of directors of Purchaser without any further action required by the board of directors of Purchaser, and (iii) the Chief Executive Officer of Purchaser shall be Jeff Kraws and the Interim Chief Financial Officer of Purchaser shall be Timothy Orr. The board of directors of Purchaser will have a minimum of three members (following the appointment of Frankvoich) and maximum of five members until the earlier of 18 months after the Closing Date or the date Purchaser’s common stock is listed on a U.S. national securities exchange.

(c) Each of the third-party Consents set forth on Schedule 1.4(c) shall have been obtained.

(d) Each of Seller and Purchaser shall have executed and delivered: (i) a bill of sale evidencing the transfer and assignment of the Transferred Assets from Seller to Purchaser; (ii) an assignment and assumption agreement evidencing the assignment by Seller, and the assumption by Purchaser of the Assumed Contracts; and (iii) assignment agreements in recordable form evidencing the transfer and assignment of the Intellectual Property and Intellectual Property Rights covered by this Agreement, in each case in form and substance reasonably satisfactory to both parties.

(e) The Salzman IP shall have been transferred and assigned to Purchaser pursuant to assignment documentation containing, among other things, representations, warranties and indemnities regarding ownership thereof, in form and substance reasonably satisfactory to Purchaser.

(f) Purchaser shall have instructed its transfer agent in writing to issue the Shares to Seller via book-entry in the Purchaser’s stock ledger.

(g) Each of Frankovich, Kraws, John Driscoll, Dr. Andrew Salzman and Jamie Lynn Coulter shall have executed and delivered to Seller and Purchaser (and each of Seller and Purchaser shall have executed and delivered) a tripartite settlement agreement acknowledging the termination of each of their respective employment agreements with Seller and waiving all rights to receive unpaid wages, salary and other benefits thereunder.

(h) Frankovich shall have executed and delivered the Lock-up / Leak-out Agreement attached hereto as Exhibit B.

2. REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller and Frankovich hereby, jointly and severally, represent and warrant to Purchaser as follows:

2.1 Due Organization. Seller is duly organized, validly existing and in good standing under the laws of England and Wales. Seller has the requisite corporate power and authority to own or otherwise hold the assets held by it and to carry on the Business as now being conducted. Seller has delivered to Purchaser accurate and complete copies of: (i) the governing documents of Seller, including all amendments thereto.

2

2.2 Title to Transferred Assets. The Seller owns, and has good, valid and marketable title to, all of the Transferred Assets, free and clear of any Encumbrances, except for the Permitted Encumbrance and, at Closing, will convey to Purchaser good, valid and marketable title to all of the Transferred Assets, free and clear of all Encumbrances, except for the Permitted Encumbrance.

2.3 Authority; Binding Nature of Agreements. Seller has full corporate power and authority to execute this Agreement and the other Transactional Agreements to which it is, or is specified to be, a party and to consummate the Transactions. Frankovich has the legal capacity to execute this Agreement and the other Transactional Agreements to which he is, or is specified to be, a party and to consummate the Transactions. Seller has taken all corporate action required to authorize the execution and delivery of this Agreement and the other Transactional Agreements to which it is, or is specified to be, a party and to authorize the consummation of the Transactions. Each of Seller and Frankovich has duly executed and delivered this Agreement and each other Transactional Agreement to which it/he is, or is specified to be, a party, and this Agreement and each other Transactional Agreement to which it/he is, or is specified to be, a party constitutes its legal, valid and binding obligation, enforceable against Seller and Frankovich in accordance with its respective terms.

2.4 Non-Contravention; Consents. The execution and delivery by Seller and Frankovich of this Agreement and of each other Transactional Agreement to which it/he is, or is specified to be, a party do not, and the consummation of the Transactions by it/him pursuant to this Agreement and the other Transactional Agreements, will not conflict with, or result in any breach of or constitute a default under or result in the creation of any Encumbrance upon any of the Transferred Assets or the Business, or under (a) the organizational documents of Seller, (b) except as set forth in Schedule 1.4(c), any Contract to which Seller is a party or by which any of the Transferred Assets are bound or which relates to the Transferred Assets or the Business, or (c) any judgment, order or decree (“Judgment”) or statute, law, ordinance, rule or regulation applicable to Seller or Frankovich (“Applicable Law”) or all or any portion of the Transferred Assets or the Business. No Consent or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Seller or Frankovich in connection with the execution, delivery and performance of this Agreement, the other Transactional Agreement or the consummation of the Transactions.

2.5 Tangible Property. Schedule 2.5 contains a correct, current and complete list of all of the Tangible Property (the “Business Tangible Property”) used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Transferred Assets as currently conducted. The Business Tangible Property is in good operating condition, normal wear and tear excepted. No Consent of any Person is needed to that the interest of Seller shall continue to be in full force and effect and enforceable by Purchaser following the Closing.

2.6 Intellectual Property. Schedule 2.6 contains a correct, current, and complete list of all of the Intellectual Property and Intellectual Property Rights (the “Business Intellectual Property”) used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Transferred Assets as currently conducted. Seller is the sole and exclusive legal and beneficial owner of all right, title and interest in and to the Business Intellectual Property and has the valid and enforceable right to use all other Business Intellectual Property used or held for use in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances, other than the Permitted Encumbrances. Other than as set forth on Schedule 2.6, no person other than Seller is or was involved in or has contributed to the invention, creation, or development of any Business Intellectual Property.

3

2.7 Contracts. Schedule 2.7 contains a correct, current, and complete list of all Contracts (the “Business Contracts”) to which Seller or any of its Affiliates is a party, and rights of Seller or any of its Affiliates, as applicable, under all Contracts, that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Transferred Assets. Each Business Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to the knowledge of Seller or Frankovich, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Business Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Business Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Business Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been made available to Purchaser.

2.8 Permits. Schedule 2.8 contains a correct, current, and complete list of all Permits (the “Business Permits”) that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Transferred Assets. All of the Business Permits have been legally obtained and maintained and are in full force and effect. None of Seller, Frankovich or any of their respective Affiliates, the Business or any of the Transferred Assets is in violation of or is being operated in violation of the terms of any Business Permit. Neither the execution and delivery of this Agreement nor the performance of any of the Transactions will: (i) require any assignment, consent, waiver or other action in respect of any Business Permit; (ii) result in the termination or modification of any Business Permit; or (iii) result in a need for additional Permits.

2.9 Entire Business; Sufficiency of Assets. The Transferred Assets constitute all of the assets, properties and rights used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business and are adequate to conduct the Business. Immediately following the Closing, neither Seller, Frankovich nor any of their respective Affiliates will own or lease any assets, properties or rights that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business. There are no material facilities, services, assets or properties (including Intellectual Property) that are used or held for use by Seller or Frankovich in the conduct or operation of the Business and that are not required to be transferred to Purchaser pursuant to the provisions of this Agreement. Upon the consummation of the Transactions, Purchaser will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets free and clear of all Encumbrances, other then the Permitted Encumbrance.

2.10 Undisclosed Liabilities. Other than as set forth on Schedule 2.10, Seller has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

2.11 Legal Proceedings. There are no actions, demands, suits, arbitration proceedings, citations, summons, subpoenas or investigations by or before any Governmental Body (collectively, “Actions”) pending or, to the knowledge of Seller or Frankovich, threatened (a) against or by Seller or any of its Affiliates; or (b) against or by Seller, Frankovich or any of their respective Affiliates that challenges or seeks to prevent, enjoin or delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. There are no outstanding Judgments, penalties or awards against or affecting Seller, the Transferred Assets or the Business.

2.12 Compliance with Laws. Seller has complied, and is now complying, with all Applicable Law. No claims have been field against Seller alleging a violation of any Applicable Law, and Seller has not received any notice of any such violation.

4

2.13 Taxes. All Tax Returns required to be filed on or before the Closing by Seller have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid. No claim has been made by any taxing authority in any jurisdiction where Seller does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller. Seller is not a party to any Action by any taxing authority. There are no pending or threatened Actions against Seller or any of the Transferred Assets by any taxing authority. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Transferred Assets or any other assets of Seller.

2.14 Brokers. Seller has not agreed or become obligated to pay, or taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.15 Full Disclosure. No representation or warranty of Seller or Frankovich contained in this Agreement or any of the other Transactional Agreements, and no statement of Seller or Frankovich contained in any schedule to this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statement contained herein and therein, in light of the circumstances under which they were made, not misleading. Neither Seller nor Frankovich is aware of any fact that has specific application to, and that may materially adversely affect the financial condition, results of operations or prospects of Seller, the Business, the Product or the Transferred Assets.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser represents and warrants to Seller as follows:

3.1 Due Organization. Purchaser is a corporation organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has the requisite corporate power and authority to own or otherwise hold the assets held by it and to carry on its business as now being conducted. Purchaser’s organizational documents have been filed as exhibits to the SEC Filings (as defined below).

3.2 Authority. Purchaser has full corporate power and authority to execute this Agreement and the other Transactional Agreements to which it is, or is specified to be, a party and to consummate the Transactions. Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the other Transactional Agreements to which it is, or is specified to be, a party and to authorize the consummation of the Transactions. Purchaser has duly executed and delivered this Agreement and each other Transactional Agreement to which it is, or is specified to be, a party, and this Agreement and each other Transactional Agreement to which it is, or is specified to be, a party constitutes its legal, valid and binding obligation, enforceable against Purchaser in accordance with its respective terms.

3.3 Non-Contravention; Consents. The execution and delivery by Purchaser of this Agreement and of each other Transactional Agreement to which it is, or is specified to be, a party do not, and the consummation of the Transactions by it pursuant to this Agreement and the other Transactional Agreements, will not conflict with, or result in any breach of or constitute a default under (a) the organizational documents of Purchaser, (b) any Contract to which Purchaser is a party or by which any of its assets are bound, or (c) any Judgment or Applicable Law. No Consent or registration, declaration or filing with, any Governmental Body is required to be obtained or made by or with respect to Purchaser in connection with the execution, delivery and performance of this Agreement, the other Transactional Agreement or the consummation of the Transactions.

5

3.4 Capitalization. The authorized capital stock of Purchaser consists of (a) 200,000,000 shares of common stock, of which 188,616 are outstanding, and (b) 25,000,000 shares of “blank check” preferred stock, of which (i) 2,694,514 shares are designated series B convertible preferred stock, all of which are outstanding, and (ii) 2,694,514 shares are designated series B-1 convertible preferred stock, of which 673,628 are outstanding and the remainder of which may be issued pursuant to the terms of the series B-1 purchase agreement, dated September 1, 2021, between Purchaser and Lincoln Park Capital Fund, LLC. Except as set forth in this Section 3.5, Purchaser does not have any outstanding securities.

3.5 SEC Filings. Purchaser has made available to Seller through the EDGAR system, true and complete copies of Purchaser’s most recent Annual Report on Form 10-K for the fiscal year ended August 31, 2020 (“10-K”), and all other reports filed by Purchaser pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since the filing of the 10-K (collectively, the “SEC Filings”). The SEC Filings are the only filings required of Purchaser pursuant to the Exchange Act for such period. Purchaser and its subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of Purchaser and its subsidiaries, taken as a whole. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any SEC Filings and, to the knowledge of Purchaser, none of the SEC Filings is the subject of any ongoing SEC review.

3.6 Registration Exemption. Subject in part to the truth and accuracy of Seller’s representations in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. All Shares shall, upon issuance thereof by Purchaser, be duly authorized, validly issued, fully paid and non-assessable.

3.7 Brokers. Purchaser has not agreed or become obligated to pay, or taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

3.8 No Other Representations. Except as expressly set forth in this Agreement, neither Purchaser nor any of its agents, employees or representatives has made, nor are any of them making any representation or warranty, written or oral, express or implied, including any representations and warranties about the accuracy or completeness of any information or documents previously provided, and any such other representations or warranties are hereby expressly disclaimed.

4. EMPLOYEES

4.1 Seller warrants that no contract of employment of any Employee and no liability in respect of the employment of any Employee (or the termination of such employment) will transfer under operation of law or otherwise to the Purchaser or any agent or subcontractor of Purchaser on commencement of this Agreement.

4.2 Notwithstanding the provisions of clause 4.1 above, if any Employee becomes employed or alleges that they have become employed by Purchaser or any agent or subcontractor of Purchaser by operation of TUPE, Purchaser or any agent or subcontractor of Purchaser will be entitled to dismiss that individual within four weeks of receiving notification of such employment or alleged employment, and, in such circumstances (or if the Employee resigns during such period), the Seller shall indemnify Purchaser on its own behalf and on behalf of its agents and subcontractors and keep Purchaser indemnified against any and all Liabilities in relation to and arising out of the employment of such individual and of that dismissal (including without limitation any Liabilities relating to any failure to inform or consult pursuant to any statutory provision), provided that Purchaser promptly (and in any event within seven days of receiving notice of such transfer or alleged transfer) notifies Seller of the Employee’s transfer or alleged transfer.

6

4.3 If any individual whose employment with Seller terminated prior to the Closing Date alleges that any Liability arising from his or her employment or the termination of such employment transfers to the Purchaser any agent or subcontractor of the Purchaser (as appropriate) by operation of TUPE, Seller shall indemnify Purchaser on its own behalf and on behalf of its agents and subcontractors and shall keep Purchaser indemnified in respect of such Liability to the fullest extent permitted by law.

4.4 If Purchaser or any agent or subcontractor of Purchaser (as appropriate) chooses not to terminate the employment of any Employee pursuant to Section 4.2, Seller shall indemnify Purchaser on its own behalf and on behalf of any agent or subcontractor of Purchaser against all Liabilities relating to or arising out of any claim by such Employee or any trade union, employee association or worker representative of such Employee arising during, from or in connection with their employment with Seller or any agent or subcontractor of Seller

5. SURVIVAL; INDEMNIFICATION.

5.1 Survival. The representations, warranties, covenants and agreements of the parties contained herein and all related rights to indemnification shall survive the Closing for a period of two years.

5.2 Indemnification by Seller and Frankovich. From and after the Closing, Seller and Frankovich shall, jointly and severally, indemnify, defend and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, employees, stockholders, members, partners, agents and representatives from and against any and all claims, losses, damages, liabilities, obligations, costs, debts, penalties, fines, expenses or costs of any kind, including, without limitation, reasonable legal fees and the cost of enforcing any right of indemnification hereunder (collectively, “Losses”), to the extent arising or resulting from: (i) any breach of any representation, warranty or covenant of Seller and Frankovich contained in this Agreement or any of the other Transactional Agreements; (ii) except for the Assumed Liabilities, Liabilities of Seller, including, without limitation, Liabilities relating to product liability and product warranty claims in connection with Product sold, distributed or made available prior to the Closing; (iii) the operation of the Transferred Assets or the Business prior to the Closing; (iv) all Taxes of Seller consistent with the provisions of Section 5.4, including, without limitation, all taxes attributable to Seller’s ownership and operation of the Transferred Assets and the Business prior to the Closing; or (v) Seller’s past, present and future employees.

5.3 Equity Clawback. Upon settlement or adjudication of any claim for indemnification brought by Purchaser against Seller and/or Frankovich pursuant to this Section 5 (a “Indemnity Claim Determination”), Purchaser may elect, in its sole discretion, to have all or any portion of such Losses (the “Elected Amount of Losses”) satisfied through a cancellation of such number of Shares held by Seller or Frankovich equal to the quotient obtained by dividing (i) the Elected Amount of Losses, by (ii) the Relevant Share Price. The rights of Purchaser pursuant to this Section 5.3 shall be exercised by providing written notice to Purchaser’s transfer agent, Seller and Frankovich and without any action required on the part of Seller or Frankovich. For purposes of this Section 5.3, each of Seller and Frankovich hereby irrevocably constitutes and appoints Purchaser, with full power of substitution and resubstitution, as its/his true and lawful attorney to transfer Shares subject to this Section 5.3 on the books of Purchaser.

6. CERTAIN COVENANTS.

6.1 Registration of Shares. Within 180 days following the Closing, Purchaser shall prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 covering the resale of the Shares that are not then registered on an effective registration statement for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act. Purchaser shall use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all of the Shares covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for Purchaser to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to Purchaser pursuant to a written opinion letter to such effect, addressed and acceptable to Purchaser’s transfer agent.

7

6.2 Remuneration to Former CEO. At the Closing, Purchaser shall make a payment to Orr in the aggregate amount of $151,930.00 by wire transfer of immediately available funds to an account designated in writing by Orr in respect of the following: (a) $43,930 in full satisfaction of a loan made to Purchaser by Orr; and (b) $108,000 in full satisfaction of all payment and other obligations of Purchaser to Orr pursuant to that certain employment offer letter between Purchaser and Orr dated August 1, 2021 (which agreement shall be deemed terminated and of no further force or effect following receipt of such payment by Orr). In addition, in his new capacity as director and Interim Chief Financial Officers of Purchaser following the Closing (which role shall be in effect for a period of at least six months following the Closing), Orr shall (i) have joint signature authority approved by Purchaser’s board of directors on all payments made by Purchaser in excess of $7,500, (ii) lead Purchaser’s filing of all reports pursuant to Securities Exchange Act of 1934, as amended, and the filing of the registration statement pursuant to Section 6.2, in each case subject to appropriate review and input from Purchaser’s Chief Executive Officer and, as applicable, board of directors and with an accounting firm and legal counsel determined by the board of directors and (iii) be entitled to annual salary, bonus, benefits and equity grants (including, without limitation, stock options, restricted stock and restriction stock units) commensurate with other executive officers and directors of Purchaser.

6.3 Schedule 14f-1. As soon as reasonably practicable after the date hereof, Purchaser will file with the SEC and transmit to Purchaser’s stockholders an information statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder (the “Schedule 14f-1”). Purchaser and Seller will reasonably cooperate on the preparation of the Schedule 14f-1, will each promptly provide the other party with the information relating to it or its directors and officers required under Section 14(f) of the Exchange Act and Rule 14f-1 and will take all such other actions as may reasonably be requested by the other party in connection with the preparation and filing of the Schedule 14f-1. Purchaser shall be responsible all costs and expenses in connection with the preparation and filing of the Schedule 14f-1.

6.4 Historical Financial Statements. If Purchaser determines that historical financial statements of Seller are required under applicable law to be filed by Purchaser with the SEC following the Closing, Seller agrees to use commercially reasonable efforts to cooperate as reasonably requested by Purchaser in connection with Purchaser’s preparation of such historical financial statements. Such cooperation shall include providing, as promptly as reasonably practicable, such financial and operating data regarding Seller relating to periods prior to Closing as is reasonably requested by Purchaser to the extent that the same is reasonably ascertainable by Seller from its books and records and to use commercially reasonable efforts to assist Purchaser in preparing such financial and operating data regarding Seller relating to periods prior to Closing as may be required to prepare such historical financial statements, and to provide reasonable and customary management representation letters and to use commercially reasonable efforts to assist Purchaser in Purchaser’s efforts to obtain auditor consents, and providing reasonable access during normal business hours to personnel of Seller, in each case as reasonably requested by Purchaser. Purchaser shall be responsible all costs and expenses in connection with the preparation and audit of historical financial statements for Seller after the Closing.

8

6.5 Further Actions. From and after the date of this Agreement, without any further consideration, Seller shall cooperate with Purchaser and shall execute and deliver such documents and take such other actions as Purchaser may reasonably request (prior to, at or after the Closing) for the purpose of evidencing the Transactions and putting Purchaser in possession and control of all of the Transferred Assets.

6.6 Specific Performance. Seller acknowledges and affirms that in the event of Seller’s breach of this Agreement, money damages may be inadequate and Purchaser may have no adequate remedy at law. Accordingly, Seller agrees that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to seek to enforce its rights and Seller’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

6.7 Tax Matters.

(a) Tax Cooperation and Exchange of Information. Seller and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other (and Seller shall cause its Affiliates to provide such cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities.

(b) Conveyance Taxes. Purchaser shall be liable for, shall hold Seller and its Affiliates harmless against, and agrees to pay any and all Conveyance Taxes. Purchaser and Seller agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Conveyance Taxes and to enable Purchaser and/or Seller to comply with any pre-Closing filing requirements, all at the sole cost and expense of Purchaser.

(c) Tax Deficiencies. Seller shall not permit to exist any Tax deficiencies (including penalties and interest) assessed against or relating to Seller with respect to taxable periods ending on or before, or including, the Closing Date of a character or nature that could reasonably be expected to result in liens or claims on any of the Transferred Assets or on Purchaser’s title or use of the Transferred Assets following the Closing Date or that would reasonably be expected to result in any claim against Purchaser.

(d) Tax Apportionment. Except for Conveyance Taxes (the entirety of which shall be the responsibility of Purchaser), all personal property Taxes, and similar ad valorem obligations levied with respect to the Transferred Assets for a taxable period that includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between Seller and Purchaser as of the Closing Date based on the number of days of such taxable period ending on and including the Closing Date (“Pre-Closing Apportioned Period”) and the number of days of such taxable period beginning the day after the Closing Date through the end of such taxable period (the “Post-Closing Apportioned Period”). Seller shall be liable for the proportionate amount of Apportioned Obligations that is attributable to the Pre-Closing Apportioned Period. Purchaser shall be liable for proportionate amount of the Apportioned Obligations that is attributable to the Post-Closing Apportioned Period.

9

7. MISCELLANEOUS PROVISIONS.

7.1 Fees and Expenses. Each party shall bear and pay all fees, costs and expenses that it incurs with respect to this Agreement and the consummation of the Transactions.

7.2 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by e-mail provided that the sender has received confirmation of successful transmission as of or prior to 5:00 p.m. local time of the intended recipient on such day; (c) the first business day after sent by e-mail (to the extent that the sender has received confirmation of successful transmission after 5:00 p.m. local time of the intended recipient on the day sent by e-mail); (d) if sent by registered, certified or first class mail, the third business day after being sent; and (e) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or electronic mail address set forth beneath the name of such party below (or to such other address or e-mail address as such party shall have specified in a written notice given to the other parties hereto):

if to Purchaser:

Gridiron BioNutrients, Inc.

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251
Attention: Timothy Orr
Email: tim@gridironmvp.com

with a copy (which shall not constitute notice) to:

Meister Seelig & Fein LLP
125 Park Avenue, 7th Floor
New York, NY 10017
Attention: Louis Lombardo
E-mail: LL@msf-law.com

if to Seller:

ST Biosciences, Ltd.

14 Wall Street, 20th Floor

New York, NY 10005

Attention: Jason Frankovich
Email: jfrankovich@stbiosciences.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, MN 55402

Attention: Brett Hanson
Email: bhanson@foxrothschild.com

7.3 Counterparts and Exchanges by Electronic Delivery. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10

7.4 Governing Law; Venue. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(a) Any legal action or other legal proceeding relating to this Agreement or the Transactions or the enforcement of any provision of this Agreement or the Transactions shall be brought or otherwise commenced in the state courts of the State of Delaware (or, only if the state courts of the State of Delaware decline to accept jurisdiction over a particular matter, in any federal court within the State of Delaware). Each party to this Agreement:

(i) expressly and irrevocably consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware (or, only if the state courts of the State of Delaware decline to accept jurisdiction over a particular matter, in any federal court within the State of Delaware) in connection with any such legal proceeding;

(ii) agrees that the state courts of the State of Delaware (or, only if the state courts of the State of Delaware decline to accept jurisdiction over a particular matter, the federal courts within the State of Delaware) shall be deemed to be a convenient forum; and

(iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding brought before the state courts of the State of Delaware (or, only if the state courts of the State of Delaware decline to accept jurisdiction over a particular matter, before any federal court within the State of Delaware), any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the Transactions or the subject matter of this Agreement or the Transactions may not be enforced in or by such court.

(b) Notwithstanding anything in this Section 7.4, Seller agrees that, if any proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.5 Successors and Assigns; Parties in Interest. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

7.6 No Third Party Beneficiaries. None of the provisions of this Agreement are intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no independent contractor or employee of Seller that is not a party to this Agreement shall have any rights under this Agreement and (ii) no creditor of Seller shall have any rights under this Agreement.

11

7.7 Remedies Cumulative. The rights and remedies of the parties hereto shall be cumulative (and not alternative).

7.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.

7.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

7.10 Entire Agreement. This Agreement and the Transactional Agreements, including, without limitation, the exhibits and schedules hereto and thereto, set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof, including without limitation the Original APA.

[Remainder of page intentionally left blank]

12

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

PURCHASER: GRIDIRON BIONUTRIENTS, INC.

By:
Name:	Timothy Orr
Title:	Chief Executive Officer

SELLER: ST BIOSCIENCES, LTD.

By:
Name:	Jason Frankovich
Title:	Chairman

JASON FRANKOVICH

For purposes of Section 6.2 only: TIMOTHY ORR

Asset Purchase Agreement Signature Page

13

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Affiliate. “Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise. For purposes of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business” shall mean the research, development and commercialization of the Product for use in any and all indications.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any authorization from a Governmental Body).

Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

Conveyance Taxes. “Conveyance Taxes” shall mean all sales, use, transfer, stamp, stock transfer, recording, registration, documentary, filing, real property transfer and similar Taxes, fees or charges (together with any interest, penalties or additions in respect thereof) imposed by any Governmental Body in respect of the Transferred Assets that become payable in connection with the transactions contemplated by this Agreement.

Elected Amount of Losses. “Elected Amount of Losses” shall have the meaning given to it in Section 5.3.

Employees. “Employees” means the persons employed by Seller for the purposes of or in connection with the Business at Closing (which, at the date of this agreement, consists of those persons named in the list of employees included in Schedule 4.1);

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Governmental Body. “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

14

Indemnity Claim Determination. “Indemnity Claim Determination” shall have the meaning given to it in Section 5.3.

Intellectual Property. “Intellectual Property” shall mean any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications, as well as any reissues, continuations, divisions, extensions or reexaminations thereof; (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names, all associated web addresses, URLs, websites and web pages, and all content and data thereon or relating thereto; (e) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, algorithms, apparatus, diagrams, formulae, inventions, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (f) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (including without limitation programmers’ notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, netlists, development tools, memoranda and records); and (g) all other intellectual or proprietary rights

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Kraws. “Kraws” shall have the meaning given to it in Section 1.4(b).

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Losses. “Losses” shall have the meaning given to it in Section 5.2.

Orr. “Orr” shall have the meaning given to it in Section 1.4(b).

Permits. “Permits” shall mean all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Body.

15

Permitted Encumbrance. “Permitted Encumbrance” shall mean the security interest in the Transferred Assets granted by Seller to Ingenius Biotech S.L. pursuant to that certain Amended and Restated Intellectual Property Security Agreement dated October 6, 2021.

Person. “Person” shall mean any individual, partnership limited liability company, corporation, joint venture, trust, or other entity or organization.

Product. “Product” shall mean Mioxal®, the nutraceutical complex composed of essential amino acids, natural coenzymes and minerals.

Product Records. “Product Records” shall mean all books and records, original files, documentation, invoices, purchase orders, notes, development records, purchase records, data or information that have been or are now used in or with respect to, in connection with or otherwise relating to the Product, the active ingredients comprising the Product or the supply or manufacture of the Product, including all correspondence related thereto, whether with any Governmental Body, the counterparties to the Assumed Contracts, any suppliers, manufacturers or otherwise.

Relevant Share Price. “Relevant Share Price” shall mean the lesser of the closing price per share of Purchaser’s common stock, par value $0.001 per share, as quoted on the exchange or quote system upon which such common stock is then listed as of (i) the Closing Date and (ii) the date of the Indemnity Claim Determination.

Salzman IP “Salzman IP” has the meaning given to it on Schedule 4.1 to this Agreement.

TUPE Regulations. "TUPE Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006.

Tangible Property. “Tangible Property” means all computers, equipment, fixtures, office supplies, spare parts and other miscellaneous tangible personal property

Tax. “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value‑added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), escheat obligation, levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax‑sharing agreement or similar Contract.

Tax Return. “Tax Return” shall mean any return, statement, report, declaration, election, certificate or other document (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.

Transactional Agreements. “Transactional Agreements” shall mean this Agreement, including all exhibits and schedules hereto, and all other documents to be executed and delivered under this Agreement.

16

Transactions. “Transactions” shall mean (a) the execution and delivery of the Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Transferred Assets by Seller to Purchaser in accordance with the Agreement; and (ii) the performance by the parties to the Transactional Agreements of their respective obligations under the Transactional Agreements, and the exercise by the parties to the Transactional Agreements of their respective rights under the Transactional Agreements.

Transferred Assets. “Transferred Assets” shall mean all assets of every kind, nature and description, tangible or intangible, developed, owned or otherwise held by Seller or any officer, employee or consultant of Seller and used or held for use by Seller in the conduct or operations of the Business, including, without limitation, the following: (a) all inventory of Product or Product samples; (b) all Tangible Property related to, or used in connection with, the Business, including, without limitation, all Tangible Property identified on Schedule 2.5; (c) all Intellectual Property and Intellectual Property Rights that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Product, including, without limitation, all Intellectual Property and Intellectual Property Rights identified on Schedule 2.6; (d) all Product Records; (e) all Contracts to which Seller or any of its Affiliates is a party, and rights of Seller or any of its Affiliates, as applicable, under all Contracts, that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business, Product or the Transferred Assets, including, without limitation, all Contracts identified on Schedule 2.7; (f) all transferrable Permits that are used, held for use, necessary or otherwise related to, the conduct of the Business, the Product or the Transferred Assets, including, without limitation, all Permits identified on Schedule 2.8; (g) all telephone numbers, websites, URLs and domain names that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Product; (h) all marketing plans, business plans, operations, pricing, promotions, and business strategies and methods, and promotional and advertising materials (whether or not put into practice) that are used or held for use in connection with, or necessary or otherwise related to, the conduct of the Business or the Product; (i) the goodwill of the Business and the Product including the name “Mioxal” and all derivatives thereof; (j) all rights, claims and causes of action that are now, or at the time of Closing will be, used held for use in connection with or necessary or otherwise related to, the conduct of the Business or any of the Assumed Liabilities; (k) any and all rights to defenses, set-offs and counterclaims against third parties which Seller may have with respect to any of the Transferred Assets (including, without limitation, those against the suppliers or manufactures of the Product or any active ingredient contained therein); (l) all security deposits related to the conduct of the Business or any of the Assumed Liabilities; and (k) all insurance proceed and all rights to insurance proceeds received or receivable in respect of any loss or casualty occurring on or after the Closing with respect to any of the Transferred Assets.

17

EXHIBIT B

FORM OF LOCK-UP / LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of this 9th day of November 2021 (the “Effective Date”) by and between Gridiron BioNutrients, Inc., a Nevada corporation (the “Company”), and Jason Frankovich (the “Shareholder”). For all purposes of this Agreement, the term “Shareholder” shall include any and all affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) and controlling persons of Shareholder and any and all agents, representatives or other persons with whom Shareholder is or may be deemed to be acting in concert in connection with any sales of Common Stock (as defined below) of the Company.

RECITALS:

WHEREAS, the Company, ST BioSciences, Ltd., a company organized under the laws of England and Whales (“STB”), and Shareholder are parties to that certain Amended and Restated Asset Purchase Agreement dated as of November 5, 2021, whereby, among other things, the Company has agreed to acquire from STB all of STB’s right, title and interest in the product Mioxal® and other intellectual property assets associated therewith, in exchange for approximately 70% of the issued and outstanding shares of the Company’s common stock, par value $0.001 per shares (the “Common Stock”), on a post-closing, fully-diluted basis (the “Transaction”); and

WHEREAS, Shareholder is a substantial holder of the ordinary shares of STB and stands to materially benefit from the Transaction; and

WHEREAS, the execution and delivery of this Agreement by Shareholder is a material condition precedent to the consummation of the Transaction by the Company; and

WHEREAS, it is intended that the shares of Common Stock covered by this Agreement shall include any shares of Common Stock currently owned by the Shareholder; any shares of Common Stock acquired by Shareholder pursuant to the Transactions; and any shares of Common Stock acquired by the Shareholder subsequent to the Effective Date; and

WHEREAS, the Company and the Shareholder understand that the Shareholder’s failure to comply with the terms and conditions of this Agreement could have substantial adverse consequences to the Company, its shareholders and any public trading market for the Common Stock that cannot be reasonably measured or determined at this time;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

18

1. Subject to compliance with all of the applicable provisions of the United States Securities and Exchange Commission (the “SEC”) Rule 144 as now in effect or hereafter amended, including SEC interpretations thereof, or an effective S-1 Registration Statement filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), which is accompanied by a “current” Resale Prospectus that includes shares of Common Stock covered hereby that are sought to be publicly sold by a Shareholder through a registered broker-dealer (respectively, a “Registration Statement” and the “Shareholder Broker”), and except as otherwise expressly provided herein, the Shareholder may only sell the Common Stock subject to the following conditions, commencing on the first anniversary of the Effective Date (the “Lock-Up Period”); provided, however, the Lock-Up Period shall not cover any Common Stock owned by the Shareholder that is included in a Registration Statement, though the provisions of the Leak-Out Period (as defined below) shall continue to be applicable to the Shareholder and the Common Stock. Following the Lock-Up Period, the Shareholder may sell the Common Stock as follows (the “Leak-Out Period”):

1.1 The Shareholder shall be allowed to sell in one (1) week, no more than the greater of (i) five percent (5%) of the total shares of the Company publicly traded on any nationally recognized medium of a stature no less than the Pink OTC Markets, Inc. (the “OTC Pink”) over the previous ten (10) trading days, or (ii) one percent (1%) of the total outstanding shares of the Company as reported in the Company’s most recently filed SEC report or registration statement in the Edgar Archives of the SEC, divided by thirteen (13) weeks, which number may be updated from time to time, based upon the number of shares reflected as being outstanding in the Company’s SEC filings, on a non-cumulative basis, meaning that if the amount of shares allowed to be sold under this subparagraph are not sold in any specific week, that the unsold amount cannot be cumulated and sold in any subsequent week or weeks with the sale of other shares that are allowed to be sold in a specific week. Any sales made by “affiliates” of the Company during the Leak-Out Period are also subject to the standard volume limitations applicable to any “affiliate” of the Company under SEC Rule 144. Notwithstanding, the Company may allow any Shareholder the right to sell or transfer Common Stock in a bona fide private transaction or by gift or for estate planning purposes, subject to receipt of an opinion of legal counsel for the Company that there is an available exemption from registration for any such transaction under the Securities Act, and subject to any transferee’s execution and delivery of a copy of this Agreement; provided, however, in such event, the Shareholder and any transferee in any such conveyance of Common Stock shall be required to aggregate their respective sales of Common Stock during the term of this Agreement so that the combined sale of shares of Common Stock sold by the Shareholder and any transferee does not exceed the number of shares of Common Stock that could have been sold by the Shareholder during the Leak-Out Period as if any such transaction had not occurred; provided, further, however, these provisions of “aggregation” shall not apply to any disposition by operation of law, including the dissolution of an “entity” Shareholder and the distribution of Common Stock to its shareholders or members, pro rata, according to their respective interests in any such entity, or specifically, STB.

1.2 Except as otherwise provided herein (or by operation of law), all Common Stock shall be sold by the Shareholder in “broker’s transactions” and in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 of the SEC during the Leak-Out Period.

19

1.3 An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such resale restrictions.

2. The delivery of a duly executed copy of this Agreement shall be satisfactory evidence for all purposes of this Agreement that the Shareholder and any broker acting for any Shareholder shall comply with the “brokers’ transactions,” “manner of sale” and limitations on the number of shares of Common Stock that can be sold in any applicable period outlined in Section 1.1 hereof and in compliance with all of the terms and conditions of this Agreement, and no further evidence thereof will be required of the Shareholder; provided, however, the Company shall have the right to confirm such compliance with any Shareholder and any broker acting on behalf of any Shareholder, to the extent that it deems reasonably required or necessary to assure compliance with this Agreement; and provided, however, that the Shareholder can otherwise provide satisfactory evidence to the Company of such compliance, subject to the Company’s acceptance of any such alternative compliance evidence. Failure by the Shareholder or any such broker to provide the Company with reasonable evidence of compliance with the terms and provisions of this Agreement on written request by the Company and within ten (10) business days of such written request shall result in the withdrawal of any legal opinion rendered by legal counsel respecting the lawful sale of the Shareholder’s Common Stock, with advice thereof to the Shareholder and any such broker, and if any of the shares of Common Stock then being sold by the Shareholder are being sold in reliance on a Registration Statement, at the option of the Company, such shares of Common Stock may be withdrawn from the Registration Statement, In any such event, “stop transfer” instructions shall be provided to the Company’s transfer and registrar agent regarding the Shareholder’s Common Stock.

3. Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the public trading market for the Company’s Common Stock.

4. In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities (at least 50.1% or more of the Company’s voting securities); or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity that results in a change in control of the Company (resulting in a change in control of 50.1% or more of the Company), then this Agreement shall terminate as of the closing of such event, and the Common Stock restrictions on the resale of the Common Stock pursuant hereto shall terminate, though the requirement that all shares of Common Stock shall be subject to sale in accordance will all applicable securities laws, rules and regulations shall continue.

5. The Shareholder shall be entitled to the beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6. The number of shares of Common Stock included in any allotment that can be sold by the Shareholder hereunder shall be appropriately adjusted should the Company declare and effect a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

20

7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

8. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 6991 East Camelback Road, Suite D-300, Scottsdale, Arizona 85251 (or the current address of the Company in the SEC Archives as listed in its most recently filed report or registration statement respectively filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, and to the Shareholder at the Shareholder’s addresses set forth on the signature page to this Agreement. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9. The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10. The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party to this Agreement for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any non-defaulting Shareholder may suffer as a result of any breach of the terms and provisions of this Agreement or the continuation thereof.

11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and the Company and the Shareholder agree that any action based upon this Agreement may be brought in the United States federal and state courts situated in Nevada only, and that each shall submit to the jurisdiction of such courts for all purposes hereunder.

13. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

14. This Agreement shall be binding upon any successors or assigns of the Common Stock, without qualification.

15. This Agreement shall terminate on the earlier of: (i) the second anniversary of the Effective Date; (ii) the listing on a nationally recognized exchange of no less significance than the New York Stock Exchange or NASDAQ; or (iii) on the completion of any event specified in Section 4 hereof.

21

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the respective dates indicated below.

GRIDIRON BIONUTRIENTS, INC.

By:
Name:	Timothy Orr
Title:	Chief Executive Officer

JASON FRANKOVICH

Address:

22